UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2004

ARTHROCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-027422 (Commission File Number)	94-3180312 (I.R.S. Employer Identification Number)

680 Vaqueros Avenue

Sunnyvale, California 94085

(Address of principal executive offices, including zip code)

(408) 736-0224

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 15, 2004, we announced that we intend to adjust our financial results for the fiscal quarter ended September 30, 2004 to reflect an increase in gross margin and operating income and a corresponding decrease in Other Income as a result of a reclassification of certain foreign exchange transactions in our Swedish subsidiary. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein. Such information is furnished pursuant to Item 2.02 of Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release dated November 15, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date: November 15, 2004	By:	/s/ Fernando Sanchez
Fernando Sanchez
Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 15, 2004.

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